Exhibit 10.40

RESTRUCTURING SUPPORT AGREEMENT

This Restructuring Support Agreement, dated as of February 3, 2009 (as may be amended, supplemented or otherwise modified from time to time, this “Agreement”), is made and entered into by and among (i) Spectrum Brands, Inc., a Wisconsin corporation (“Spectrum Brands”); (ii) the subsidiaries of Spectrum Brands listed on the signature pages hereto (such subsidiaries, together with Spectrum Brands, “Spectrum”); (iii) Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, with any affiliates that become a party to this Agreement in accordance with the terms hereof, “Harbinger”); (iv) D. E. Shaw Laminar Portfolios, L.L.C. (collectively, with any affiliates that become a party to this Agreement in accordance with the terms hereof, “Laminar”); and (v) Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund V, L.P., Avenue Special Situations Fund IV, L.P. and Avenue-CDP Global Opportunities Fund, L.P. (collectively, with any affiliates that become a party to this Agreement in accordance with the terms hereof, “Avenue”).

RECITALS

WHEREAS, each of Harbinger, Laminar and Avenue are holders of one or more series of Spectrum’s 7.375% Senior Subordinated Notes due 2015, Variable Rate Toggle Senior Subordinated Notes due 2013 and 8 1/2% Senior Subordinated Notes due 2013 (collectively, the “Notes”) or their agents, investment advisors or managers or other authorized representatives (each, solely in their capacity as holders of certain of the Notes (or agents, advisors, managers or other authorized representatives of the beneficial owner(s) of the Notes), a “Consenting Noteholder”);

WHEREAS, Spectrum intends, subject to the terms and conditions of this Agreement, to prepare and file a disclosure statement (such disclosure statement together with all of the related documents and agreements attached as exhibits thereto, all to the extent that they are in form and substance reasonably satisfactory to each of the Consenting Noteholders, and with such amendments, supplements or modifications from time to time as may be permitted under Section 14 of this Agreement, collectively, the “Disclosure Statement”) and plan of reorganization (as it may be amended or modified from time as permitted under this Agreement, and as supplemented by attachments, exhibits, schedules and other ancillary documentation as permitted under Section 14 of this Agreement, the “Plan”) consistent in all material respects with and to implement the terms set forth in this Agreement and the term sheet attached hereto as Exhibit “A” (the “Term Sheet”), except as the Disclosure Statement and the Plan may be amended, supplemented or modified as permitted under this Agreement, in jointly administered cases (the “Chapter 11 Cases”) filed under chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”), and Spectrum intends to use its reasonable best efforts to have such Disclosure Statement approved and such Plan confirmed by the Bankruptcy Court, in each case as expeditiously as possible under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”);

WHEREAS, in order to expedite the implementation of the Plan, each Consenting Noteholder is prepared to commit, on the terms and subject to the conditions of this Agreement, upon receipt of a Bankruptcy-Court approved Disclosure Statement and when properly solicited to do so, to vote all Notes and claims, as defined in section 101(5) of the Bankruptcy Code, arising out of, or related to the Notes (such claims collectively with the Notes, the “Note Claims”), now or hereafter beneficially owned by such Consenting Noteholder or for which the Consenting Noteholder now or hereafter serves as the agent, investment advisor, manager or other authorized representative of any beneficial owners of the Notes, to accept the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Spectrum and each Consenting Noteholder, on a several but not joint basis, and solely in its capacity as a Consenting Noteholder and solely with respect to the Note Claims, agree as follows:

13. Agreement. Spectrum and each Consenting Noteholder, on a several but not joint basis, and solely in its capacity as a Consenting Noteholder and solely with respect to the Note Claims, to the extent permitted by applicable law, agree to the terms set forth in this Agreement. Each of Spectrum and each Consenting Noteholder is referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Term Sheet.

14. Consent. To the extent that any provision of this Agreement or the Term Sheet requires the consent or approval of a Consenting Noteholder, such consent or approval shall be exercisable by each Consenting Noteholder, but only for so long as such Consenting Noteholder shall continue to hold at least 50% of the aggregate principal amount of the outstanding Notes that it holds on the date hereof; provided, however, that, notwithstanding that such Consenting Noteholder shall not continue to hold at least 50% of the aggregate principal amount of the outstanding Notes that it holds on the date hereof, the consent or approval of such Consenting Noteholder will be required to the extent that any amendment, supplement or modification to any provision of this Agreement or the Term Sheet, each as in effect on the date hereof, or the Plan as substantially in the form approved by each of the Consenting Noteholders as of the date hereof would materially and adversely disadvantage such Consenting Noteholder (solely in its capacity as a Consenting Noteholder) relative to the other Consenting Noteholders (solely in their capacity as Consenting Noteholders); provided further, however, that nothing in this Section 2 shall be construed to affect such Consenting Noteholder’s vote pursuant to and in accordance with the provisions of Section 3.

15. Voting.

15.1 So long as this Agreement shall remain in effect, and subject to the terms herein, each Consenting Noteholder agrees on a several but not joint basis, and solely in its capacity as a Consenting Noteholder and solely with respect to the Note Claims, that (i) upon receipt of a Bankruptcy-Court approved Disclosure Statement, and when properly solicited to do so, it shall timely vote all Note Claims now or hereafter beneficially owned by it, or for which it now or hereafter serves as the agent, investment advisor, manager or other authorized representative of the beneficial owners of such Note Claims, to accept the Plan, (ii) it shall not, in its capacity as a holder of Note Claims (and only in such capacity), object to or otherwise commence any proceeding or support any other person’s efforts to oppose or object to confirmation and consummation of the Plan, (iii) it shall not vote any Note Claims now or hereafter beneficially owned by it or for which it now or hereafter serves as the agent, investment advisor, manager or other authorized representative for beneficial owners of such Note Claims in favor of any other plan; provided that in each case, the terms of the Plan and Disclosure Statement are in all material respects consistent with the terms set forth in the Term Sheet and are otherwise satisfactory to each of the Consenting Noteholders in all material respects and (iv) it shall not, with respect to all Note Claims for which such Consenting Noteholder beneficially owns or is an agent, investment advisor, manager or other authorized representative of the beneficial owner of such Note Claims, withdraw or revoke any properly solicited vote to accept the Plan unless the Plan is amended in a manner that is inconsistent in any material respect with this Agreement without the prior written consent of each of the Consenting Noteholders.

15.2 Notwithstanding the foregoing provisions, nothing in this Agreement shall require Spectrum or any Consenting Noteholder to take any action prohibited by the Bankruptcy Code, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rule or regulations thereunder or by other applicable law or regulation or by any order or direction of any court or any federal or state governmental authority.

15.3 It is agreed by and between Spectrum and each Consenting Noteholder, on a several but not joint basis, and solely in its capacity as a Consenting Noteholder and solely with respect to the Note Claims, that the right of any or all of them to enforce the rights and obligations under this Agreement between and among Spectrum and each Consenting Noteholder shall not be abridged, modified or in any manner affected by the commencement by Spectrum of the Chapter 11 Cases.

16. Restriction on Transfer/Obligations of Transferee.

16.1 Each Consenting Noteholder hereby agrees, on a several but not joint basis, and solely in its capacity as a Consenting Noteholder and solely with respect to the Note Claims, that, so long as this Agreement shall remain in effect, such Consenting Noteholder shall not sell, transfer or assign (“Transfer”) its Note Claims or any option thereon or any right or interest (voting or otherwise) therein over which it has dispositive power, unless the transferee thereof, as a condition precedent to such sale, transfer or assignment, agrees in writing to be bound by all the terms and conditions of this Agreement applicable to a “Consenting Noteholder” as if it were a party hereto by properly completing and executing the transfer form attached hereto as Exhibit “B” and the transferor promptly provides Spectrum Brands with a copy thereof, in which event Spectrum shall be deemed to have acknowledged that its obligations to such Consenting Noteholder hereunder shall be deemed to constitute obligations in favor of such transferee. Spectrum shall confirm that acknowledgement in writing (but the transferor need not wait for such confirmation prior to consummating such transfer). Any sale, transfer or assignment of any Note Claim that does not comply with the procedure set forth in this Section 4 shall be deemed void ab initio.

16.2 In the event that any of Harbinger, Laminar or Avenue Transfers 50% or more of the aggregate principal amount of the outstanding Notes held by it on the date hereof to a transferee pursuant to and in accordance with Section 4.1 (such transferee, a “Transferee”), following the effective time of such Transfer, such Transferee shall, so long as such Transferee remains a Qualifying Transferee, be entitled to exercise the rights of consent or approval of a “Consenting Noteholder” under this Agreement and, except as otherwise provided in Section 2, Harbinger, Laminar or Avenue, as the case may be, shall no longer be entitled to exercise any such rights hereunder. Any transferee of Notes from a Transferee shall be entitled to the rights of a “Consenting Noteholder” under this Agreement only for so long as such subsequent transferee remains a Qualfiying Transferee. For purposes of this Section 4.2, a “Qualifying Transferee” is a Transferee or a subsequent transferee which holds in excess of 50% of the aggregate principal amount of the Notes held by the Consenting Noteholder party to this Agreement as of the date hereof from whom the Transferee acquired such Notes.

17. Means for Implementing the Plan.

17.1 Spectrum hereby agrees that it shall use its reasonable best efforts to:

(1) commence the Chapter 11 Cases promptly following the effective date of this Agreement and no later than February 17, 2009;

(2) coordinate with counsel to each Consenting Noteholder to prepare the Plan and Disclosure Statement;

(3) submit for and obtain at the earliest practicable date, Bankruptcy Court approval of the Disclosure Statement in form and substance reasonably satisfactory to each Consenting Noteholder no later than the date set forth in Section 8(b), and solicit the requisite acceptances of the Plan in accordance with section 1125 of the Bankruptcy Code after the Bankruptcy Court has approved the Disclosure Statement;

(4) except as the board of directors of Spectrum Brands may determine in its good faith judgment, after receiving the advice of outside counsel, to be required in the exercise of their fiduciary duties under applicable law, not withdraw the Plan without the prior consent of each Consenting Noteholder;

(5) seek to confirm the Plan as expeditiously as practicable under the Bankruptcy Code and the Bankruptcy Rules;

(6) implement all steps necessary and desirable to obtain from the Bankruptcy Court an order confirming the Plan (the “Confirmation Order”) no later than the time set forth in Section 8(h);

(7) seek to satisfy as promptly as possible all conditions to confirmation and consummation of the Plan as set forth in the Plan;

(8) consummate the confirmed Plan at the earliest practicable date; and

(9) except as the board of directors of Spectrum Brands may determine in its good faith judgment, after receiving the advice of outside counsel, to be required in the exercise of their fiduciary duties under applicable law, not to pursue, propose or support, or encourage the pursuit, proposal or support of, any plan of reorganization for Spectrum that is inconsistent with the Plan.

18. Support of the Plan. As long as this Agreement remains in effect, and provided that the terms of the Plan and Disclosure Statement are in all material respects consistent with the terms set forth in the Term Sheet and are otherwise satisfactory to each of the Consenting Noteholders in all material respects, each Consenting Noteholder will, on a several but not joint basis, and solely in its capacity as a Consenting Noteholder and solely with respect to the Note Claims, subject to the provisions of this Agreement, support the Plan in the manner described herein and, upon receipt of a Bankruptcy-Court approved Disclosure Statement, and when properly solicited to do so, vote all Note Claims in favor of the Plan. With respect to any Note Claims now or hereafter beneficially owned by any Consenting Noteholder or for which any Consenting Noteholders now or hereafter serves as the agent, investment advisor, manager or other authorized representative for beneficial owners of such Note Claims, as long as this Agreement remains in effect, and provided that the terms of the Plan and Disclosure Statement are in all material respects consistent with the terms set forth in the Term Sheet and are otherwise satisfactory to each of the Consenting Noteholders in all material respects, such Consenting Noteholder, on a several but not joint basis, and solely in its capacity as a Consenting Noteholder and solely with respect to the Note Claims, shall not (a) oppose the chapter 11 filing; (b) object to confirmation of the Plan or otherwise commence any proceeding to oppose or alter the Plan, (c) vote for, consent to, support or participate in the formulation of any other plan of reorganization or liquidation proposed or filed or to be proposed or filed, (d) directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of Spectrum or any of its subsidiaries, (e) object to the Disclosure Statement or the solicitation of acceptances to the Plan, or (f) take any action, directly or indirectly, with respect to Spectrum, any of its subsidiaries or otherwise that is inconsistent with, or that would delay confirmation of, the Plan.

19. Acknowledgement. This Agreement is not and shall not be deemed to be a solicitation for consents to the Plan. The acceptance of any Consenting Noteholder will not be solicited until such Consenting Noteholder shall have received the Disclosure Statement and related ballot, each as approved by the Bankruptcy Court.

20. Termination of Agreement. Upon the occurrence of one of the following events (each a “Termination Event”), each Consenting Noteholder’s obligations hereunder will automatically terminate on the third business day following written notice of such occurrence to Spectrum Brands by any Consenting Noteholder or on such other date as provided for in this Section 8 with respect to any specified Termination Event, unless prior to such date, such Termination Event is cured or one or more Consenting Noteholders each agree in writing to waive such Termination Event, in which case the obligations hereunder of such Consenting Noteholders agreeing to waive the termination event shall not be terminated; provided, however, that upon any Termination Event specified in Section 8(o) this Agreement shall terminate automatically and immediately upon the occurrence thereof; provided further, however, that, upon the occurrence of any Termination Event specified in Section 8(m) or Section 8(n), Spectrum or any Consenting Noteholder whose actions or omissions did not give rise to such Termination Event may terminate this Agreement which termination shall be effective on the third business day following written notice of such occurrence to each Consenting Noteholder (unless such Termination Event is otherwise cured prior to effectiveness of the termination) unless prior to such date, one or more of the Consenting Noteholders whose actions or omissions did not give rise to such Termination Event agree in writing to waive such Termination Event, in which case the obligations hereunder of such Consenting Noteholders agreeing to waive the termination event shall not be terminated:

(1) Spectrum shall not have commenced the Chapter 11 Cases prior to February 18, 2009 (such date of commencement, the “Petition Date”);

(2) Spectrum shall not have filed a Plan consistent in all material respects with the Term Sheet and Disclosure Statement relating thereto with the Bankruptcy Court on or before ten (10) days after the Petition Date, or such later date as Spectrum and each of the Consenting Noteholders shall mutually agree;

(3) Spectrum fails to obtain entry of the interim financing order, within three (3) business days following the Petition Date, or fails within forty-five (45) calendar days following the Petition Date to obtain entry of the final financing order, in each case, in form and substance acceptable to each of the Consenting Noteholders, authorizing (x) the DIP Financing (defined herein), the principal terms of which are set forth in the DIP Term Sheet attached hereto as Exhibit “C,” or (y) such other DIP financing that provides the Company with the liquidity necessary to fund its operations during the Chapter 11 Cases, is otherwise at least as favorable to the Company, when viewed as a whole, when compared to the DIP Financing reflected on Exhibit “C,” and does not impair the Company’s ability to prosecute, confirm, and consummate the Plan, provided that a Consenting Noteholder seeking to terminate the Agreement due to the failure of a DIP financing to comply with this Section 8(c) shall provide written notice of such termination to Spectrum Brands and each other Consenting Noteholder as promptly as practicable following the entry of a final financing order approving such DIP financing, and in no event later than seven days following the entry of such final financing order;

(4) the Disclosure Statement shall not have been approved by the Bankruptcy Court on or before April 15, 2009;

(5) Spectrum shall file with the Bankruptcy Court a plan of reorganization, or an amendment to the plan of reorganization, that does not provide for unimpairment and reinstatement of the Senior Secured Credit Facility Claims under Section 1124(2) of the Bankruptcy Code on the same terms that exist under the existing Senior Secured Credit Facility or an alternative treatment of the Senior Secured Credit Facility Claims that is mutually agreed upon by Spectrum and each of the Consenting Noteholders;

(6) Spectrum shall file with the Bankruptcy Court a plan of reorganization, or an amendment to the plan of reorganization (other than the Plan), that is materially inconsistent with or provides less favorable economic treatment for the holders of the Notes than that provided in the Term Sheet; provided, however, that such Consenting Noteholder shall give Spectrum no less than three (3) business days’ notice in order to provide Spectrum an opportunity to cure any such inconsistency;

(7) Spectrum shall withdraw the Plan or publicly announce its intention not to pursue, propose or support the Plan;

(8) the Plan shall not have been confirmed by the Bankruptcy Court on or before June 30, 2009, provided, however, that with respect to this Section 8(h) of this Agreement, such date shall be extended, on a daily basis, so long as (i) a hearing to consider confirmation of the Plan has commenced and is continuing and (ii) Spectrum is using its reasonable best efforts to obtain an order of the Bankruptcy Court confirming the Plan; provided further, however, that such date shall not be extended beyond July 10, 2009 without the consent of each of the Consenting Noteholders;

(9) the Chapter 11 Cases shall have been dismissed or converted to a case under Chapter 7 of the Bankruptcy Code;

(10) an occurrence of whatever nature that results in Spectrum being unable to perform its obligations under the Plan, the Term Sheet (to the extent consistent with the Plan) or this Agreement;

(11) Spectrum shall have made or engaged in any act, or omitted to take any action, that is materially inconsistent with, prior to the date of the filing of the Plan, the Term Sheet, and after such date, the Plan;

(12) Spectrum shall have breached any of its material obligations under this Agreement, including the obligations under Section 5;

(13) any Consenting Noteholder, solely in its capacity as a Consenting Noteholder, shall have made or engaged in any act, or omitted to take any action, that is materially inconsistent with the Plan;

(14) any Consenting Noteholder, solely in its capacity as a Consenting Noteholder, shall have breached any of its material obligations under this Agreement, including the obligations under Section 3;

(15) a Chapter 11 trustee or an examiner with expanded powers shall have been appointed for Spectrum pursuant to section 1104 of the Bankruptcy Code;

(16) the Bankruptcy Court shall have determined by final order that the terms of this Agreement are unenforceable;

(17) the Bankruptcy Court shall enter an order denying confirmation of the Plan;

(18) the occurrence of the Effective Date of the Plan no later than July 15, 2009.

Upon termination of this Agreement, all obligations hereunder shall terminate and shall be of no further force and effect; provided, however, that any claim for breach of this Agreement shall survive termination and all rights and remedies with respect to such claims shall not be prejudiced in any way; but provided further, however, that the breach of this Agreement by one or more of the Parties shall not create any rights or remedies against any non-breaching Party unless such non-breaching Party has participated in or aided and abetted the breach by the breaching Party. Except as set forth in this paragraph and for the obligations set forth in Sections 16, 18, 19, 21, 22, 25, 27, 33 and 34 upon such termination, any obligations of the non-breaching Parties set forth in this Agreement shall be null and void ab initio and all claims, causes of action, remedies, defenses, setoffs, rights or other benefits of such non-breaching Parties shall be fully preserved without any estoppel, evidentiary or other effect of any kind or nature whatsoever.

21. Good Faith Negotiation of Documents. Each Party hereby further covenants and agrees to negotiate the definitive documents relating to the Plan consistent with the Term Sheet and in good faith, but subject to Section 14 and Section 15.1.

22. Mutual Representations and Warranties. Spectrum and each Consenting Noteholder, on a several but not joint basis, and solely in its capacity as a Consenting Noteholder and solely with respect to the Note Claims, as applicable, represent and warrant to each other that the following statements are true, correct and complete in all material respects as of the date hereof:

(1) Corporate Power and Authority. Each Party represents that it has all requisite corporate, partnership or Limited Liability Company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

(2) Authorization. Each Party represents that the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or Limited Liability Company action on its part.

23. Other Representations and Warranties.

(1) Each of the Consenting Noteholders represents, severally and not jointly that, as of the date of this Agreement, such Consenting Noteholder is the beneficial owner (and/or agent, investment advisor, manager or other authorized representative of the beneficial owner(s)) of and has full voting power and dispositive power with respect to the Note Claims and has full power to compromise the Note Claims, and owns or controls the aggregate amount of Notes identified on Schedule A attached hereto. Notwithstanding the representations and warranties made within this Section 11(a) of this Agreement, with respect to any Notes owned or controlled by a Consenting Noteholder and held at Lehman Brothers Inc. or any of its affiliates (collectively, “Lehman”), such Consenting Noteholder cannot represent that it has voting power and/or dispositive power with respect to the Notes and such Notes will not be identified on Schedule A, and, notwithstanding anything to the contrary contained herein, until such Notes no longer are held at Lehman and are not otherwise under such Consenting Noteholder’s dominion and control, shall not be included as subject to the provisions of this Agreement.

(2) Binding Obligation of Spectrum. Spectrum represents that, subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of Spectrum, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to the rights of a creditor against a debtor, or by equitable principles relating to enforceability.

(3) Binding Obligation of Consenting Noteholder. Each Consenting Noteholder represents that this Agreement is the legally valid and binding obligation of such Consenting Noteholder, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to the rights of a creditor against a debtor, or by equitable principles relating to enforceability.

24. Cooperation. Prior to the commencement of and during the Chapter 11 Cases, Spectrum shall provide to counsel for each Consenting Noteholder (x) drafts of all motions, proposed orders or applications and other documents Spectrum intends to file with the Bankruptcy Court at least three (3) business days prior to the date when Spectrum intends to file any such document unless such advance notice is impossible or impractical under the circumstances in which case Spectrum shall notify telephonically or by electronic mail counsel to each Consenting Noteholder to advise them of the documents to be filed and the facts that make the provision of advance copies at least three (3) business days prior to submission impossible or impractical, and (y) copies of all documents actually filed by Spectrum with the Bankruptcy Court within two (2) business days of such filing. Spectrum shall utilize reasonable best efforts to consult with each of the Consenting Noteholders prior to filing any such documents. The provisions of this Section 12 shall be deemed satisfied by each of the Consenting Noteholders with respect to all first day motions, proposed orders or applications and other documents delivered to the Consenting Noteholders (or their respective counsel) prior to the date of this Agreement.

25. Access. Spectrum will afford each Consenting Noteholder and its attorneys, consultants, and other authorized representatives reasonable access, upon reasonable notice during normal business hours, and at other reasonable times, to all properties, books, contracts, commitments, records, personnel, lenders and advisors of Spectrum.

26. Amendment of Plan Documents. The Plan, Disclosure Statement, and attachments, schedules, supplements and documents related to the Plan or the Disclosure Statement may from time to time be amended, supplemented or modified by Spectrum if such amendment, supplement or modification is otherwise consented to by each of the Consenting Noteholders (which consent shall not be unreasonably withheld).

27. Other Interests or Claims.

27.1 For the avoidance of doubt, other than the Note Claims, no claims or other debt or equity interests in Spectrum, including, with respect to (i) the Credit Agreement, dated as of March 30, 2007, with Goldman Sachs Credit Partners L.P., as the Administrative Agent, the Collateral Agent and the Syndication Agent; Wachovia Bank, National Association, as the Deposit Agent; Bank of America, N.A., as an LC Issuer; and the Lenders party thereto, as amended (the “Senior Secured Credit Facility”), (ii) the credit agreement, dated as of September 28, 2007, with Wachovia Bank, National Association, as the Administrative Agent, the Collateral Agent and an LC Issuer; Goldman Sachs Credit Partners L.P., as the Syndication Agent; and the Lenders party thereto, as amended (the “ABL Facility”), (iii) any DIP Financing (as defined herein), (iv) any Exit Financing (as defined herein) or (v) any other non-Note Claims (any such claims or debt or equity interests are collectively, the “Other Spectrum Claims”) that are now or in the future held by any Consenting Noteholder shall be subject to the terms of this Agreement and no Consenting Noteholder shall be bound by the terms of this Agreement with respect to any such Other Spectrum Claims and nothing in this Agreement shall prohibit or shall be construed to prohibit any Consenting Noteholder that holds Other Spectrum Claims from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases with respect to such Other Spectrum Claims or prohibit or shall be construed to prohibit, limit or restrict the ability, of any Consenting Noteholder to hold, make investments in, sell, transfer, assign, pledge or vote any Other Spectrum Claims, it being understood and agreed that any of the foregoing shall in no event cause any breach or violation of or create liability under this Agreement.

27.2 This Agreement shall in no way be construed to preclude any Consenting Noteholder from acquiring additional Note Claims or other claims against or interests in Spectrum. Any additional Note Claims so acquired shall automatically become subject to the terms of this Agreement.

28. Amendments. This Agreement may not be modified, amended or supplemented without the prior written consent of Spectrum and each Consenting Noteholder. Notwithstanding anything to the contrary in Section 2 or Section 4.2, any amendment to the provisions of Sections 8(f), 15.1, 16 or 18 shall require the consent of each Consenting Noteholder party hereto.

29. Impact of Appointment to Unsecured Creditors’ Committee. If any creditors’ committee is appointed by the United States Trustee in the Chapter 11 Cases and the United States Trustee appoints one or more of the Consenting Noteholders to be a member of such creditors’ committee pursuant to section 1102 of the Bankruptcy Code, then the fact of such service on such creditors’ committee shall not otherwise affect the continuing obligations of the Consenting Noteholders under this Agreement or the validity or enforceability of this Agreement; provided, however, that nothing contained herein shall prevent any such Consenting Noteholders, in its capacity as a member of such creditors’ committee, from acting in a manner consistent with its fiduciary duties as a member of such creditors’ committee even if such action is inconsistent with this Agreement and the Term Sheet.

30. Disclosure of Consenting Noteholders. Unless required by applicable law or regulation, Spectrum shall not disclose any Consenting Noteholder’s holdings of Notes, and no Consenting Noteholder shall disclose any other Consenting Noteholder’s holdings of Notes, in each case without the prior written consent of the Consenting Noteholder holding such Notes; and if such announcement or disclosure is so required by law or regulation, Spectrum or the disclosing Consenting Noteholder, as the case may be, shall afford the Consenting Noteholder a reasonable opportunity to review and comment upon, or, if possible, object to the requirement to make, any such announcement or disclosure prior to Spectrum’s or the disclosing Consenting Noteholder’s, as the case may be, making such announcement or disclosure. The foregoing shall not prohibit Spectrum or any Consenting Noteholder from disclosing the approximate aggregate holdings of the Consenting Noteholders collectively together with the holdings of any other holders of Notes that may become party hereto or party to a similar agreement.

31. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the District of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Chapter 11 Cases, each of the parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

32. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

33. Specific Performance. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to any termination rights under Section 8 hereto, as well as specific performance and injunctive or other equitable relief as a remedy of any such breach.

34. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives. Except as set forth herein, including without limitation Section 4 hereof, no party hereto may assign any of its rights or obligations hereunder without the prior consent of all other parties hereto.

35. Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.

36. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signature of more than one Party, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement. This Agreement may be executed by facsimile or electronic pdf.

37. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third-party beneficiary hereof.

38. Consideration. It is hereby acknowledged by the Parties hereto that no consideration shall be due or paid to the Consenting Noteholders for their agreement to vote their Note Claims to accept the Plan in accordance with the terms and conditions of this Agreement other than Spectrum’s agreements hereunder.

39. No Waiver of Participation and Reservation of Rights. Except as expressly provided in this Agreement, nothing contained herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of any Consenting Noteholder to protect or preserve its rights, remedies and interests, including, without limitation, its interests and claims against Spectrum or its full participation in any case filed by or against Spectrum under the Bankruptcy Code. If the transactions contemplated by this Agreement, including, without limitation, the Plan, are not consummated, or if this Agreement is terminated for any reason, then the Consenting Noteholders, as well as the other Parties hereto, fully reserve any and all of their rights, remedies, interests and claims against the other Parties hereto. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

40. Disclosure Obligation. Spectrum hereby agrees to file a Form 8-K with the United States Securities and Exchange Commission disclosing the Term Sheet, as well as the existence of this Agreement, but, not this Agreement’s terms, except as otherwise required by applicable law and regulation, no later than the later of (x) the date hereof and (y) the date of filing of the Chapter 11 Cases with the Bankruptcy Court.

41. Further Assurances. Subject to the terms of this Agreement, the parties hereto agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Plan.

42. Automatic Stay. The parties hereto acknowledge that after the commencement of the Chapter 11 Case, the giving of notice or termination by any party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code; provided, however, nothing herein shall prejudice any party’s rights to argue that the giving of notice of termination was not proper under the terms of this Agreement.

43. Several not Joint for Consenting Noteholders. The agreements, representations and obligations of the Consenting Noteholders under this Agreement are, in all respects, several and not joint. Any breach of this Agreement by any Consenting Noteholder shall not result in liability for any other non-breaching Consenting Noteholder.

44. No Obligation to Extend Credit. Notwithstanding anything to the contrary in this Agreement, the Consenting Noteholders may also in their sole discretion determine to provide financing to Spectrum, which may be in the form of one or more of a facility to provide credit (x) while the Chapter 11 Cases are pending (as provided by any of the Consenting Noteholders, the “DIP Financing”, and any documents in respect thereof, as may be amended, supplemented or otherwise modified from time to time, the “DIP Financing Documents”) and (y) to the reorganized entities or their successors following consummation of the Plan (as provided by any of the Consenting Noteholders, the “Exit Financing”). In no event shall any provision of this Agreement (i) constitute a commitment by any Consenting Noteholder to provide, or otherwise obligate any Consenting Noteholder to provide, any financing to Spectrum or (ii), in the event that any of the Consenting Noteholders agree to provide the DIP Financing and/or the Exit Financing, prohibit or prevent any such Consenting Noteholder from taking any action, or require it to take any action, or to perform any obligation or refrain from exercising any right or remedy in respect of the DIP Financing or the Exit Financing and no default of any of its obligations hereunder shall exist by virtue of any such action taken or omitted in such capacity.

In the event that any of the Consenting Noteholders provide the DIP Financing and/or the Exit Financing to Spectrum: (i) any extension of credit that may be provided to Spectrum pursuant to the DIP Financing or the Exit Financing, as applicable, and the effectiveness of the DIP Financing and Exit Financing, as applicable, shall remain subject to the conditions precedent set forth in the applicable documentation in respect of the DIP Financing or the Exit Financing, and (ii) no Consenting Noteholder shall be obligated to make any extensions of credit under the DIP Financing or the Exit Financing, as applicable, until such time as Spectrum satisfies the conditions precedent in respect of the applicable facility, which satisfaction shall be determined in the sole discretion of such Consenting Noteholders.

45. Notice. All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier, electronic mail or by registered or certified mail (return receipt requested) to the parties and their respective addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice) set forth on the signature pages hereto (or with respect to any transferee, on the signature page of the applicable transfer agreement in the form attached hereto as Exhibit “B”). Any notice given by delivery, mail (including electronic mail) or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

46. Interpretation. References to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of or to this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to a specific article, section or subsection of the Bankruptcy Code, the Securities Act, the Exchange Act or any other statute, regulation or rule expressly referenced herein shall, unless otherwise specified, include any amendments to or successor provisions of such article, section or subsection.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

SPECTRUM BRANDS, INC.

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Executive Vice President Chief Financial Officer Chief Accounting Officer

Address:

Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300 Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email: john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

SPECTRUM JUNGLE LABS CORPORATION

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Vice President

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300 Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email: john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

ROVCAL, INC.

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Vice President and Treasurer

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300 Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email: john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

ROV HOLDING, INC.

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Vice President and Treasurer

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300 Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email: john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

TETRA HOLDING (US), INC.

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Vice President

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300 Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email: john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

UNITED INDUSTRIES CORPORATION

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Vice President

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300 Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email: john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

SCHULTZ COMPANY

By:	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Vice President

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300
Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email:	john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

SPECTRUM NEPTUNE U.S. HOLDCO CORPORATION

By:	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Vice President Treasurer
Chief Financial Officer

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300
Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email:	john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

UNITED PET GROUP, INC.

By:	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Vice President

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300
Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email:	john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

DB ONLINE, LLC
By:	United Pet Group, Inc., Its Sole Member

By:	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Vice President

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300
Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email:	john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

AQUARIA, INC.

By:	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Vice President

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300
Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email:	john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

PERFECTO MANUFACTURING, INC.

By:	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Vice President

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300
Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email:	john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

AQUARIUM SYSTEMS, INC.

By:	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Vice President

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300
Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email:	john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

SOUTHERN CALIFORNIA FOAM, INC.

By:	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Vice President

Address:

c/o Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300
Atlanta, GA 30328

Attn:	John T. Wilson
Tel:	(770) 829-6240
Fax:	(770) 829-6265
Email:	john.wilson@spectrumbrands.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	HMC Investors, L.L.C., Managing Member

By:	/s/ Philip Falcone
Name: Philip Falcone
Title: Senior Managing Director

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By:	Harbinger Capital Partners Special Situations GP, LLC

By:	HMC – New York, Inc. – Managing Member

By:	/s/ Philip Falcone
Name: Philip Falcone
Title: Senior Managing Director

Address:

Harbinger Capital Partners
555 Madison Avenue, 16th Floor
New York, NY 10022

Attn:	David Maura
Tel:	(212) 508-3703 (Direct Phone)
Fax:	(201) 341-9178 (Cellular)
Email:	dmaura@harbingercap.net

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By:	/s/ Daniel Posner
Name: Daniel Posner
Title: Authorized Signatory

Address:

D. E. Shaw Laminar Portfolios, L.L.C.
120 West Forth-Fifth Street
39th Floor
New York, NY 10036

Attn:	General Counsel
Tel:	(212) 403-8030
Fax:
Email:	Legal-Admin@deshaw.com

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

AVENUE INTERNATIONAL MASTER, L.P.

By:	Avenue International Master GenPar, Ltd., its General Partner

By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Director

AVENUE INVESTMENTS, L.P.

By:	Avenue Partners, LLC, its General Partner

By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

AVENUE SPECIAL SITUATIONS FUND V, L.P.

By:	Avenue Capital Partners V, LLC, its General Partner

By:	GL Partners V, LLC, its Managing Member

By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

AVENUE SPECIAL SITUATIONS FUND IV, L.P.

By:	Avenue Capital Partners IV, LLC, General Partner

By:	GL Partners IV, LLC, its Managing Member

By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

AVENUE-CDP GLOBAL OPPORTUNITIES FUND, L.P.

By:	Avenue Global Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

Address:

Avenue Capital Management II, L.P.
535 Madison Avenue, 14th Floor
New York, NY 10022

Attn:	Michael Elkins
Tel:	(212) 878-3500
Fax:	(212) 878-3565
Email:	melkins@avenuecapital.com

EXHIBIT A

Term Sheet

The terms set forth in this Summary of Proposed Terms are being provided as part of a comprehensive compromise, each element of which is consideration for the other elements and an integral aspect of the proposed restructuring of the debt and equity of Spectrum Brands, Inc. (the “Company”). This term sheet is not an offer with respect to any securities or solicitation of acceptances of a chapter 11 plan. Such offer or solicitation only will be made in compliance with all applicable securities laws and/or provisions of the Bankruptcy Code. The proposed reorganization described herein would be implemented by means of a “pre-negotiated” plan of reorganization for the Company (the “Plan”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”). The transactions described in this Term Sheet are subject in all respects to, among other things, definitive documentation, including the Plan, a court-approved disclosure statement that will accompany the Plan (the “Disclosure Statement”) and related documents, all of which shall be in form and substance satisfactory to the Company and each of the Consenting Noteholders (as defined below).

SPECTRUM BRANDS, INC.

(the “Company”)

RESTRUCTURING TERM SHEET

CURRENT CAPITAL STRUCTURE:

Bank Debt:

(i)     $1.25 billion and € 262 million senior secured credit facility, dated as of March 30, 2007, with Goldman Sachs Credit Partners L.P., as the Administrative Agent, the Collateral Agent and the Syndication Agent; Wachovia Bank, National Association, as the Deposit Agent; Bank of America, N.A., as an LC Issuer; and the Lenders party thereto, with a maturity date of March 30, 2013 (the “Senior Secured Credit Facility”).

(ii)    $225 million revolving loan facility, dated as of September 28, 2007, with Wachovia Bank, National Association, as the Administrative Agent, the Collateral Agent and an LC Issuer; Goldman Sachs Credit Partners L.P., as the Syndication Agent; and the Lenders party thereto, with a maturity date of September 28, 2011 (the “ABL Facility”).

Senior Subordinated Notes:	$700,000,000 of the Company’s 7.375% Senior Subordinated Notes due February 1, 2015; $347,012,000 of the Company’s Variable Rate Toggle Senior Subordinated Notes due October 2, 2013; and $2,873,000 of the Company’s 8.5% Senior Subordinated Notes due October 1, 2013 (collectively, the “Senior Subordinated Notes”).

Equity Interests:	All equity interests in the Company outstanding prior to the effective date of the Plan (the “Effective Date”), including, without limitation, any preferred stock, common stock, stock options or other rights to purchase the stock of the Company, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any stock or other equity ownership interests in the Company prior to the Effective Date (collectively, the “Old Equity”).

PLAN DISTRIBUTIONS AND TREATMENT OF CLAIMS:

Pre-Negotiated Implementation:	The Company and each of (i) Harbinger Capital Partners and certain of its affiliates (collectively, “Harbinger”), (ii) D. E. Shaw, Laminar Portfolios, L.L.C. and certain of its affiliates (collectively, “Laminar”) and (iii) certain affiliates of Avenue Capital Management II, L.P.

(collectively, “Avenue”), each acting on its own behalf and not jointly as a group (collectively, the “Consenting Noteholders”) shall enter into a Restructuring Support Agreement, pursuant to which the parties shall endeavor to implement the following restructuring through a pre-negotiated chapter 11 filing. The Company shall commence cases under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) on or before February 17, 2009 (the “Petition Date”). The Plan Proponent shall be the Company.

DIP Financing Claims:	Unless otherwise agreed to by any of the DIP lenders, all amounts outstanding under the DIP financing shall be treated in accordance with the DIP Facility.

Administrative and Priority Claims:	Except to the extent that a holder of an allowed administrative and priority claim and the Company (with the consent of each of the Consenting Noteholders) or the reorganized Company, as the case may be, agree to a different treatment, each allowed administrative and priority claim shall be paid in full in cash or as otherwise provided in the Bankruptcy Code.

Priority Tax Claims:	Except to the extent that a holder of an allowed priority tax claim and the Company (with the consent of each of the Consenting Noteholders) or the reorganized Company, as the case may be, agree to a different treatment, each holder of an allowed priority tax claim shall receive, at the option of the Company (with the consent of each of the Consenting Noteholders) or the reorganized Company, as the case may be, (a) cash on the Effective Date in an amount equal to such allowed priority tax claim, or (b) over a period through the fifth anniversary of the Petition Date, deferred cash payments in an aggregate amount equal to such allowed priority tax claim, plus interest on such aggregate amount over such period. All allowed priority tax claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

Other Secured Claims:	The allowed Other Secured Claims (as defined in the Plan) will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code. Pre-petition liens with respect to such claims shall survive the Effective Date and shall continue in accordance with contractual or statutory terms until such claim has been paid in full.

ABL Facility Claims:	The ABL Facility will be rolled over time into the DIP financing facility. Any amounts that remain outstanding under the ABL Facility shall be paid in full in cash on the Effective Date.

Senior Secured Credit Facility Claims:	The allowed claims under the existing Senior Secured Credit Facility (the “Senior Secured Credit Facility Claims”) shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an allowed Senior Secured Credit Facility Claim to demand or to receive payment of such allowed Senior Secured Credit Facility Claim prior to the stated maturity of such allowed Senior Secured Credit Facility Claim from and after the occurrence of a default. The holders of the Senior Secured Credit Facility Claims shall accrue post-petition interest at the current non-default rate, which shall be paid in cash on the Effective Date.

Senior Subordinated Note Claims:

On the Effective Date, holders of allowed Senior Subordinated Note claims (the “Senior Subordinated Noteholders”) shall have their Senior Subordinated Notes cancelled, extinguished and terminated, and shall receive a distribution on account of their allowed Senior Subordinated Note claims (inclusive of principal and interest accrued through the Petition Date) in the form of their pro rata share of:

(i) The reorganized Company’s 12 % new Senior Subordinated Toggle Notes due 10 years from the date of issuance (the “New Notes”) in the original principal amount equal to $218,076,363 which amount represents 20% of the allowed Senior Subordinated Note Claims; and

(ii) 100% of the new common stock of the reorganized Company, subject to dilution on account of the New Management Incentive Plan (set forth below) and the shares of new common stock to be issued to those lenders under the DIP Financing that fund the supplemental “first in, last out” term loan portion of the DIP Financing (the “New Equity”).

The New Notes shall have, inter alia, the following terms:

(i) At the reorganized Company’s option, interest on the New Notes may be paid entirely in cash (“Cash Interest”) or entirely by issuing additional New Notes (“PIK Interest”).

(ii) Notwithstanding anything to the contrary contained herein, if, at the end of any accrual period (as defined in Section 1272(a)(5) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (the “Code”)) ending after the fifth anniversary of the issuance of the Notes, (x) the aggregate amount of accrued and unpaid original issue discount (as defined in Section 1273(a)(1) of the Code) on the Notes would, but for this paragraph, exceed (y) an amount equal to the product of (A) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of the Notes multiplied by (B) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of the Notes, the reorganized Company will prepay at the end of each such accrual period without premium or penalty the minimum amount of principal plus accrued interest on the Notes necessary to prevent any of the accrued and unpaid interest and original issue discount on the Notes from being disallowed or deferred as a deduction under Section 163(e)(5) of the Code to the reorganized Company.

(ii) the New Notes may not be redeemed prior to the three year anniversary of issuance. Following such three year anniversary, the New Notes shall be redeemable, at the reorganized Company’s option, during the following periods and at the following redemption prices (expressed as percentages of the principal amount at maturity) set forth below, plus in each case, all accrued and unpaid late charges and interest, if any, up to but excluding the date of redemption:

Time Period	Percentage
After Year 3	106%
After Year 4	103%
After Year 5	100%

; and

(iii) the New Notes will contain covenants and defaults consistent with the Senior Subordinated Notes so as not to violate the terms of the Senior Secured Credit Facility and to preserve the unimpairment of the claims thereunder, including without limitation, to qualify as a permitted refinancing under the Senior Secured Credit Facility.

The Senior Subordinated Note Claims shall be deemed allowed in the amount of $1,090,381,816, which amount represents the outstanding principal plus accrued interest through the Petition Date.

General Unsecured Claims:	On or as soon as reasonably practicable after the Effective Date, in exchange for their allowed general unsecured claims against the Company (the “Allowed Unsecured Claims”), each holder thereof shall (i) receive payment in full in cash (excluding post-petition interest) or (ii) otherwise be paid in the ordinary course of business and left unimpaired, unless otherwise agreed to by such holder.

Intercompany Claims:	On or as soon as practicable after the Effective Date, and after consultation with and approval by each of the Consenting Noteholders, with such approval not to be unreasonably withheld, all Intercompany Claims will either be reinstated to the extent determined to be appropriate by the Debtors or adjusted, continued, or capitalized, either directly or indirectly, in whole or in part. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the stockholders of the reorganized Debtors.

Equity Interests:	Old Equity shall be cancelled and receive no recovery.

Executory Contracts:	All executory contracts and leases not specifically assumed or rejected prior to the date on which the Plan is confirmed, or set forth on a schedule of contracts to be rejected as of the Effective Date pursuant to the order confirming the Plan, shall be assumed on and as of the Effective Date.

Subsidiary Equity Interests	The Company shall retain all of its issued and outstanding shares of stock of, or membership interests in, the Subsidiary Debtors (as defined in the Plan).

Board of Directors of Reorganized Company:	The new board of directors of the reorganized Company shall consist of individuals identified and agreed to by the Consenting Noteholders and listed in the Plan Supplement (as defined in the Plan). The election of such individuals shall be approved by the existing board of directors of the Company and the Bankruptcy Court. Thereafter, the board shall be elected annually by the holders of the New Equity via cumulative voting.

New Management Incentive Plan:	There shall be a management incentive plan (the “New Management Incentive Plan”), which shall include, among other things, an allocation of a percentage of the fully diluted common stock of the reorganized Company outstanding on the Effective Date, such allocation to be determined by the Consenting Noteholders prior to the hearing for the approval the of the Disclosure Statement, and the awards thereof to be determined by the reorganized Company’s board of directors, which allocation may consist of, among other things, restricted stock and/or performance based options, and will take account of any other bonus and compensation plans.

New Stockholder Agreement:	In connection with the issuance of the New Equity, the reorganized Company and the holders of the New Equity shall enter into a Stockholders Agreement, which shall cover inspection rights, information rights (including annual audited and quarterly unaudited financial statements), registration rights with respect to the New Equity and the New Notes, preemptive rights, and such other provisions as agreed to by each of the Consenting Noteholders (the “New Stockholders Agreement”).

Registration of New Equity and New Notes	Simultaneously with the Company’s emergence from chapter 11, a shelf registration statement with respect to the New Equity and the New Notes shall be filed with the United States Securities and Exchange Commission and the Company shall use reasonable best efforts to have such registration statement declared effective as promptly as reasonably practicable.

Releases and Exculpation:	There shall be a full release of liability and exculpation for (i) the Company and its subsidiaries, (ii) the officers and directors of the Company, (iii) each of the Consenting Noteholders, (iv) the Creditors Committee, if any, (iv) the DIP Agent, (vi) the DIP Lenders and participants, and (vii) the Indenture Trustee for the Senior Subordinated Notes, as well any of their respective agents, members, employees, representatives, advisors, attorneys or affiliates, and a full release of liability and exculpation for each holder of a Senior Subordinated Note Claim in their capacity as such.

Exit Financing:	The reorganized Company shall enter into an exit financing facility (the “Exit Financing”) that is satisfactory in all respects to each of the Consenting Noteholders. The proceeds of the Exit Financing shall be used to fund (i) distributions under the Plan, including to holders of the DIP Financing Claims and ABL Facility Claims, and (ii) the reorganized Company’s working capital needs.

Conditions:

All necessary third party approvals and consents will be obtained.

Entry of Confirmation Order reasonably satisfactory to the Consenting Noteholders.

The reorganized Company’s entry into the Exit Financing.

The necessary persons and entities will execute satisfactory definitive documentation to effect the transactions contemplated hereby, including, without limitation, the New Indenture for the New Notes, the New Stockholders Agreement and a charter and bylaws that provide that, to the extent possible under applicable law, Sections 180.1131, 180.1141 and 180.1150 of the Wisconsin Statutes will not be applicable to the reorganized Company.

Other conditions to confirmation and effectiveness customary for transactions of this type.

Payment of Consenting Noteholders’ Fees and Expenses	On the Effective Date, the Company shall pay (or reimburse the Consenting Noteholders for) the reasonable fees and expenses incurred in connection with the Debtors’ Chapter 11 Cases of each of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP and Oppenheimer, Blend, Harrison & Tate, Inc., counsel to Harbinger Capital Partners, (ii) Bracewell & Giuliani LLP, counsel to D.E. Shaw, (iii) O’Melveny & Myers LLP, counsel to Avenue and (iv) Lazard Freres & Co, financial advisor to Harbinger Capital, without the need for any of these parties to file an application or otherwise seek Bankruptcy Court approval thereof. In addition, to the extent that each of the foregoing professionals has not been compensated by the Company pursuant to any order approving the DIP Financing, the Company shall pay the reasonable fees and expenses of such professionals incurred in connection with the preparation, negotiation, administration, enforcement, and all other matters in connection with and relating to the DIP Financing, without the need for any of these parties to file an application or otherwise seek Bankruptcy Court approval thereof.

Additional Provisions:	The Plan shall contain other provisions customarily found in similar plans of reorganization, including, without limitation, provisions dealing with conditions to confirmation and effectiveness, releases, exculpation, claims objection and estimation, retention of jurisdiction, discharge, injunctions, and Plan modifications, all of which shall be consistent with the terms of this Term Sheet and acceptable to each of the Consenting Noteholders.

EXHIBIT B

Re:	Issuer: Spectrum Brands, Inc.

Securities: 7.375% Senior Subordinated Notes due 2015, Variable Rate Toggle Senior Subordinated Notes due 2013 or 8 1/2% Senior Subordinated Notes due 2013

CUSIP No.:

Amount:

Seller:

Buyer:

Reference is made to the transaction identified above. In connection therewith, Buyer represents, warrants, acknowledges and agrees as follows:

1. In connection with its ownership of the Securities, Seller is a party to a certain Restructuring Support Agreement, dated as of [INSERT DATE], 2009 (the “Restructuring Support Agreement”), pursuant to which Seller agreed to support in the manner described in the Restructuring Support Agreement upon receipt of a Bankruptcy-Court approved Disclosure Statement and when properly solicited to do so vote any 7.375% Senior Subordinated Notes due 2015, Variable Rate Toggle Senior Subordinated Notes due 2013 and 8 1/2% Senior Subordinated Notes due 2013 and claims in respect thereof in favor of the Plan. A copy of the form of Restructuring Support Agreement, with exhibits thereto, executed by Seller is annexed hereto as Exhibit A. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Restructuring Support Agreement.

2. Section 4.1 of the Restructuring Support Agreement provides that Seller may not Transfer (as defined therein) the Securities unless the transferee agrees to be bound by the terms and conditions of the Restructuring Support Agreement applicable to a “Consenting Noteholder” as if it were a party thereto. Notwithstanding anything herein to the contrary, Buyer acknowledges and agrees that Buyer shall have no rights to consent to amendments to the Agreement, the Plan or the Disclosure Statement except as expressly provided therein to transferees of Consenting Noteholders in accordance with Section 4.2 of the Restructuring Support Agreement.

3. As a condition to Seller’s agreement to sell the Securities to Buyer, Buyer agrees to be bound by all of the terms and conditions of the Restructuring Support Agreement applicable to a “Consenting Noteholder” as if it were a party thereto, including, without limitation, Section 3 thereof.

4. Buyer represents and warrants to Seller that it is purchasing the Securities for its own account as principal and is not acting as a broker in connection with the transaction identified above.

5. Buyer agrees to indemnify, defend and hold Seller and its officers, directors, employees, agents, partners and controlling persons (collectively, the “Seller Indemnitees”) harmless from and against any and all expenses, losses, claims, damages and liabilities which are incurred by or threatened against the Seller Indemnitees or any of them including, without limitation, reasonable attorneys’ fees and expenses, caused by or in any way resulting from, relating to or in connection with Buyer’s breach of any of its representations, warranties or agreements set forth in this Agreement.

6. Buyer and Seller acknowledge and agree that Spectrum is an intended third party beneficiary to this Agreement.

7. The person executing this Agreement on behalf of the Seller represents and warrants that it has been duly authorized and empowered to execute and deliver this Agreement on behalf of the Seller.

8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provision.

Dated:

[SELLER]

By:
Name:
Title:

[BUYER]

By:
Name:
Title:

Address:

________________________________

________________________________

________________________________

Attn:

Tel:

Fax:

Email

EXHIBIT C

DIP TERM SHEET

SPECTRUM BRANDS, INC.

SENIOR SECURED ABL DIP FACILITY

This Summary of Terms and Conditions (this “Term Sheet”) outlines certain major terms of a proposed senior secured DIP revolving credit facility to Spectrum Brands, Inc. (“Borrower”) and the Subsidiary Guarantors (as defined below) of up to $235,000,000 (the “ABL DIP Facility”) upon the commencement by Borrower and the Subsidiary Guarantors of cases under Chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas or such other jurisdiction as shall be reasonably acceptable to Agent (the “Chapter 11 Case”).

Prior to the commencement of the Chapter 11 Case, Agent and Lenders (as defined below) have extended financing arrangements to Borrower and the Subsidiary Guarantors (each individually, a “Loan Party”; collectively, the “Loan Parties”) pursuant to the terms of that certain Revolving Credit Facility (the “Existing ABL Facility”) as reflected in the Credit Agreement (the “Existing Credit Agreement”) entered into as of September 28, 2007, among Borrower, Wachovia Bank, National Association (“Wachovia”), as the Agent, the Collateral Agent and an LC Issuer; Goldman Sachs Credit Partners L.P. (“GSCP”), as the Syndication Agent; and the Lenders from time to time party thereto and the ABL Guarantee and Collateral Agreement (the “Existing Collateral Agreement”) dated as of September 28, 2007, among Borrower, the Subsidiaries of Borrower as outlined on Exhibit A annexed hereto (the “Subsidiary Guarantors”), and Wachovia, as the Collateral Agent. It is presently contemplated that the ABL DIP Facility will be a roll up of the Existing ABL Facility subject to certain modifications as noted below.

Certain definitions used in this Term Sheet are the definitions from the Existing Credit Agreement or the Existing Collateral Agreement as applicable.

Borrower:	Spectrum Brands, Inc., a Wisconsin corporation ( “Borrower”).

Guarantors:	As of the Closing Date, each of the Subsidiary Guarantors.

Sole Bookrunner:	Wachovia Bank, National Association or its successor.

Arranger:	Wachovia Bank, National Association or its successor (the “Arranger”).

Syndication Agent:	Wachovia Bank, National Association or its successor (in such capacity, the “Syndication Agent”).

Administrative and Collateral Agent:	Wachovia Bank, National Association (in its capacity as the administrative and collateral agent, the “Agent”).

Lenders:	Wachovia, the Lenders under the Existing ABL Facility and/or other financial institutions selected by Wachovia after consultation with Borrower (collectively, the “Lenders”).

Amount of ABL DIP Facility:

Up to $235,000,000 or such greater amount agreed to by the Lenders and Supplemental Loan Participants (the “Maximum Credit”) consisting of (a) revolving loans (“Revolving Loans”), subject to the Borrowing Base and other terms described below, with a portion of the Revolving Loans available for letters of credit provided or arranged for by Agent (“LCs” or “Letters of Credit”), with a sublimit on LCs outstanding at any time of $20,000,000 and a portion of the Revolving Loans available as swing line loans (“Swingline Loans”) with a sublimit on Swingline Loans outstanding at any time of $20,000,000 and (b) a Supplemental Loan (the “Supplemental Loan”), in the form of an asset based revolving loan, which shall be in the amount of up to $45,000,000 (the “Maximum Supplemental Loan Amount”),subject to a Supplemental Loan Borrowing Base and the other terms described below.

The term “Revolving Loans” as used herein (a) includes Swingline Loans, except as otherwise provided, and (b) excludes the Supplemental Loan; provided, however, that for the avoidance of doubt, the Supplement Loan will be part of the ABL DIP Facility and will be an Obligation thereunder, and as such, will benefit from certain of the provisions thereof, including the security interests granted thereunder.

Revolving Loans may be drawn, repaid and reborrowed without premium or penalty.

Supplemental Loan:

The Supplemental Loan shall be funded by Wachovia (in such capacity, “Supplemental Loan Lender”), and shall be repaid (as set forth herein) after payment in full of the Revolving Loans and all other Obligations due and payable under the ABL DIP Facility.

In addition to the conditions precedent set forth below, it shall be conditions precedent to the funding of the Supplemental Loan that (x) the Supplemental Loan Participation Agreement (as defined and more fully described below) be fully executed and the Supplemental Loan Lender shall have received the participation proceeds from Supplemental Loan Participant (as defined below), and (y) the Supplemental Loan Participants are reasonably satisfied that the Supplemental Loan is structured and documented in a manner consistent with the plan of reorganization contemplated by the restructuring support agreement among the Borrower and the Supplemental Loan Participants filed in connection with the Chapter 11 Case (the “Restructuring Support Agreement”), to be executed by the Consenting Noteholders (as defined therein).

Supplemental Loan Participants and Supplemental Loan Participation Agreement:

“Supplemental Loan Participant” means D. E. Shaw Laminar Portfolios, L.L.C. and its affiliates (“DE Shaw”), Avenue Capital and its affiliates (“Avenue”) and Harbinger Capital Partners and its affiliates (“Harbinger”).

The Supplemental Loan Participants will purchase, in the aggregate, a 100% participation in the Supplemental Loan pursuant to the terms of the Supplemental Loan Participation Agreement, which shall be in form and substance reasonably satisfactory to the Supplemental Loan Lender and each Supplemental Loan Participant (“Supplemental Loan Participation Agreement”).

The Supplemental Loan Participation Agreement shall contain terms and provisions that, inter alia, will have the effect of giving the Supplemental Loan Participant rights equivalent to those of a “last-out” lender under a traditional ABL Facility including, inter alia, (x) controlling certain voting rights of the Supplemental Loan Lender under the ABL DIP Facility, (y) agreement of the Supplemental Loan Lender and the Agent not to amend, modify or waive certain provisions of the ABL DIP Facility without the consent of the Supplemental Loan Participants, and (z) the right to receive information provided to each Lender under the ABL DIP Facility (subject to certain limitations to be agreed upon). In addition, the Supplemental Loan Lender will, among other things, grant the Supplemental Loan Participant a buy-out right on certain triggering events reasonably satisfactory to the parties, and will further agree not to exercise rights or remedies under the ABL DIP Facility after an Event of Default with regard to the collateral securing the ABL DIP Facility until the expiration of a certain period of time to be agreed.

Purpose/Use of Proceeds:	The proceeds of borrowings under the ABL DIP Facility are to be used for costs, expenses and fees in connection with the ABL DIP Facility, for working capital of Borrower and its Subsidiaries’ restructuring costs, and other general corporate purposes, in each case consistent with the Budget (as defined in the ABL DIP Facility). The proceeds may not be used in connection with the initiation or prosecution of any claims or defenses against Agent or any Lender or any Supplemental Loan Participant, or preventing, hindering, or delaying the assertion of enforcement of any lien, claim, right or security interest or realization upon any ABL Collateral by Agent or any Lender. No portion of the claims in the Chapter 11 Case, other than those administrative expenses or priority claims directly attributable to the operation of the business of Borrower consistent with the Budget or to which Agent has specifically agreed, shall be funded with the Loans, the Supplemental Loans or LCs and the percentages and categories of permitted allocations of such claims and expenses not previously approved in the Budget shall be approved by Agent. .

Letters of Credit will be used to support Borrower’s payment obligations incurred in the ordinary course of business consistent with the Budget.

Proceeds from the Supplemental Loan shall be used by the Borrower consistent with the Budget, including, without limitation, to repay a portion of the revolving loans outstanding as of the filing of the Chapter 11 Case

Availability/Maximum Loans:

Amounts available under the ABL DIP Facility are, subject to the then current Borrowing Base or Supplemental Borrowing Base (as defined below), as applicable, to be borrowed and, after repayment, reborrowed until the maturity date thereof. Letters of Credit may be requested and will be issued in the manner described below under the caption “Letters of Credit”.

The aggregate amount of the Revolving Loans under the ABL DIP Facility shall not exceed at any given time an amount equal to (a) the lesser of (i) the Maximum Credit at such time and (ii) the Borrowing Base at such time, minus (b) the Availability Block (as defined below), minus (c) the Specified Reserves (as defined in the Borrowing Base Section below).

The ABL DIP Facility will provide for overadvances up to the Overadvance Maximum Amount (as defined below).

The aggregate amount of the Supplemental Loan shall not exceed at any given time an amount equal to the lesser of (i) the Maximum Supplemental Loan Amount and (ii) the Supplemental Loan Borrowing Base at such time; provided, however, that the aggregate amount of the Supplemental Loan shall be $45,000,000.

“Availability Block” means $25,000,000 or such lesser amount as Agent and Required Lenders may determine in their discretion after review of the Budget (as defined in the Conditions Precedent section of this Term Sheet), which will be reduced over time in an amount to be agreed.

“Overadvance Maximum Amount” means an amount determined by the Agent in its discretion to be the Overadvance Maximum Amount at such time; provided, that, such amount shall not exceed, at any time, $5,000,000; provided, further, that, Agent and Required Lenders may increase the Overadvance Maximum Amount up to an amount not to exceed, at any time, $10,000,000.

“Special Agent Loan Maximum Amount” means an amount equal to $0.

Borrowing Base:

The borrowing base (the “Borrowing Base”) at any time is equal to (a) the sum of (i) 85% of the Eligible Accounts of Borrower and the Designated Subsidiaries, minus the Dilution Reserve (as defined below), and (ii) the lesser of (A) 65% of the Value of the Eligible Inventory of Borrower and the Designated Subsidiaries, (B) 85% of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory and (C) an amount to be determined by Agent in its discretion after review of the Budget, minus, without duplication, (b) the Other Reserves (as defined below), other than the Specified Reserves (as defined below), in effect at such time.

Criteria for Eligible Accounts and Eligible Inventory shall be determined consistent with the terms as set forth in the Existing Credit Agreement; except, that, in-transit Inventory shall not be considered eligible for advance purposes.

The Supplemental Loan Borrowing Base at any time is equal to (x) the sum of (i) 100% of the Eligible Accounts of Borrower and the Designated Subsidiaries, and (ii) the lesser of (A) 100% of the Value of the Eligible Inventory of Borrower and the Designated Subsidiaries and (B) 100% of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory minus (y) any amounts outstanding under the Revolving Loans under the ABL DIP Facility.

“Dilution Reserve” is defined as a reserve established by the Agent to reflect dilution with respect to the Accounts, reasonably determined by the Agent at any time as the product of (a) the Eligible Accounts at such time and (b) the excess, if any, of (i) the percentage obtained by dividing (A) the aggregate amount of non-cash reductions in Accounts of Borrower and the Designated Subsidiaries for a period, as reasonably determined by the Agent, preceding such time by (B) the total net sales of Borrower and the Designated Subsidiaries for such period over (ii) 5.00%.

“Specified Reserves” is defined as, as of any date of determination, Other Reserves on account of items that, in the reasonable judgment of the Agent, would result in a future cash expenditure by or on behalf of Borrower or any Subsidiary; provided, that, the Agent may at any time and from time to time, in its discretion, (a) reduce the amount of Specified Reserves below the amount that would otherwise constitute Specified Reserves determined in accordance with this definition and (b) reinstate (in whole or in part) any reduction made pursuant to clause (a), it being understood that any reduction or reinstatement made pursuant to this paragraph shall not, in itself, affect the amount of Other Reserves (which shall be determined in accordance with the definition of such term). Agent shall have the right to establish additional reserves in accordance with the terms specified in the DIP Financing Agreements (as defined below), together with additional rights with respect thereto in connection with the Chapter 11 Case; provided, that, Borrower and each Subsidiary Guarantor shall acknowledge and agree that Agent shall have the right in its sole discretion to establish Specified Reserves in respect of (1) the Carve-Out (as defined below), (2) the amount of any senior liens or claims in or against the ABL Collateral that, in Agent’s determination, has priority over the liens and claims of Agent and Lenders, and (3) the amount of priority or administrative expense claims that, in Agent’s determination, require payment during the Chapter 11 Case.

“Other Reserves” is defined as, as of any date of determination, such amounts as the Agent may from time to time establish and revise, in its reasonable credit judgment consistent with its other asset-based lending transactions of this type, as reserves reducing the amount of the Borrowing Base that would otherwise be in effect under the Existing Credit Agreement or, with respect to such reserves that would qualify as Specified Reserves, reducing the amount of credit available under the Existing Credit Agreement, in each case (a) to reflect events, conditions, contingencies or risks that, adversely affect, or could reasonably be expected to adversely affect, in any material respect (i) the ABL Collateral, its value or the amount that might be received by the Agent from the sale or other disposition or realization upon such ABL Collateral, (ii) the assets or business of Borrower and the Designated Subsidiaries or (iii) the security interest of the Agent in the ABL Collateral (including the enforceability, perfection and priority thereof), all as reasonably determined by the Agent; (b) to reflect the Agent’s reasonable belief that any Borrowing Base Certificate, collateral report or other financial information furnished by or on behalf of any Loan Party to the Agent is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts that the Agent reasonably determines constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Other Reserves may, in the Agent’s reasonable discretion, be established to reflect, without duplication, (A) cost variances, accrued royalties, returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts, (B) sales, excise or similar Taxes included in the amount of any Accounts reported to the Agent, (C) a change in the turnover, age or mix of the categories of Inventory that adversely affects the aggregate value of all Inventory by an amount reasonably determined by the Agent to be material, (D) purchase price variances with respect to Inventory and (E) amounts (including up to three-months rent) due or to become due to owners and lessors of premises where any ABL Collateral is located, other than for those locations where the Agent has received a Collateral Access Agreement. The amount of any Other Reserve established by the Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for such reserve, as reasonably determined by the Agent. Notwithstanding anything herein to the contrary, Other Reserves in effect at any time shall not be duplicative of any ineligibility determinations made pursuant to the criteria set forth in the definitions of the terms “Eligible Accounts” and “Eligible Inventory”.

Maturity:	The ABL DIP Facility shall be for a term ending on the earliest of (a) the date that is twelve (12) months after the commencement of the Chapter 11 Case, (b) forty-five (45) days after the entry of the Interim Order (as defined below) if the Final Financing Order has not been entered prior to the expiration of such forty-five (45) day period, (c) the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date” ) of a plan of reorganization filed in the Chapter 11 Case that is confirmed pursuant to an order entered by the US Bankruptcy Court or (d) the termination of the commitment with respect to the ABL DIP Facility in accordance with the Loan Documents.

Notwithstanding the foregoing, the Supplemental Loan shall mature on the earliest of (a) the date that is twelve (12) months after the commencement of the Chapter 11 Case, (b) forty-five (45) days after the entry of the Interim Order if the Final Financing Order, in form and substance satisfactory to the Supplemental Loan Participants, has not been entered prior to the expiration of such forty-five (45) day period, (c) the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date” ) of a plan of reorganization filed in the Chapter 11 Case that is confirmed pursuant to an order entered by the US Bankruptcy Court, such plan and order on terms and conditions satisfactory to the Supplemental Loan Participants (the “Approved Plan”), or (d) an acceleration of the termination of the commitment with respect to the ABL DIP Facility following an event of default in accordance with the DIP Financing Agreements; provided that if certain exit conditions are satisfied prior to the maturity of the Supplemental Loan pursuant to clauses (a) through (d), the maturity of the Supplemental Loan shall be automatically extended to March 31, 2012; provided that a portion of the Supplemental Loan will be rolled on terms agreed between the Supplemental Loan Participants and the Borrower and will contain waterfall provisions that will give Avenue priority as to a portion of the rolled facility.

Amortization/Cash Management:

No amortization will be required with respect to the ABL DIP Facility.

Borrower and the Subsidiary Guarantors shall have established a cash management system in form and substance reasonably satisfactory to Agent, including blocked accounts for collections and the transfer thereof to Agent, and subject to control agreements by the banks at which such accounts are maintained, which shall be in form and substance reasonably acceptable to Agent, it being confirmed by the Agent and the Lenders that the cash management system currently in effect pursuant to the Existing Credit Agreement is in form and substance reasonably acceptable to the Agent. Pursuant to an Interim Financing Order, cash dominion shall be effective on or prior to closing.

Interest Rate:	All borrowings under the ABL DIP Facility will bear interest, at the Borrower’s option, at either (a) the Base Rate, (as defined below) plus 3.5% per annum or (b) the Adjusted Eurodollar Rate (as defined below) plus 4.5% per annum; except, that, the Supplemental Loan will bear interest, payable in cash, at a rate equal to the Adjusted Eurodollar Rate plus 14.5% per annum. All Swingline Loans are Base Rate Loans.

“Base Rate” shall mean, on any date, the greater of (a) the rate from time to time publicly announced by Wachovia, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank or (b) the Federal Funds Effective Rate in effect on such day plus one-half (1/2%) percent or (c) the Adjusted Eurodollar Rate for a three month Interest Period on such day plus two (2%) percent.

“Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum determined by dividing (a) the London Interbank Offered Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes of the Supplemental Loans, the Adjusted Eurodollar Rate shall at no time be less than three percent (3%). For purposes hereof, “Reserve Percentage” shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

“Prime Rate” means the rate of interest from time to time announced by Wachovia, or its successors, as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Federal Funds Effective Rate” means, for any day, a fluctuating rate of interest per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“London Interbank Offered Rate” means, for any Interest Period, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, two Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period; provided, that, if more than one rate is specified on Reuters Screen LIBOR01 Page (or such successor page), the applicable rate shall be the arithmetic mean of all such rates. In the event that such rate does not appear on such page (or otherwise on the Reuters Service), then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first (1st) day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the London Branch of Wachovia to major banks in the London interbank eurocurrency market at their request at approximately 11:00 a.m., London time, two Business Days prior to the first (1st) day of such Interest Period.

Interest Payments:

As to (a) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that, if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period; and (b) any Base Rate Loan, the first Business Day of each month and the Maturity Date. All computations of interest for Base Rate Loans when the Base Rate is determined by reference to the Prime Rate are made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees are made on the basis of a 360-day year and actual days elapsed.

Notwithstanding the foregoing, interest shall be payable monthly with respect to the Supplemental Loan.

Up Front Fee:

Borrower shall pay to Agent, for the account of Lenders (to the extent and in accordance with the arrangements by and among Lenders) a closing fee in an amount equal to 2.00% of the Maximum Credit (exclusive of the Maximum Supplemental Loan Amount), which fee shall be fully earned and payable on the Closing Date.

Upon (x) emergence of the Borrower from chapter 11, (y) a plan of reorganization, other than the plan of reorganization contemplated by the Restructuring Support Agreement (as defined in the DIP Term Sheet), being confirmed pursuant to an order entered this Court or (z) a material portion of the assets of the Borrower or the Subsidiary Guarantors being sold, transferred or otherwise disposed of pursuant to section 363 of the Bankruptcy Code or otherwise sold, transferred or disposed of, then (i) the Supplemental Loan Lender shall receive, for the account of, and allocable to, the Supplemental Loan Participants, shares of the common equity of the Borrower, as reorganized, or the applicable reorganized affiliate or successor to the Borrower, equal to 9.9% of the outstanding common stock thereof on a fully diluted basis (the “Stock Allocation”) (provided, however, that, Avenue, in its capacity as a Supplemental Loan Participant, shall receive its pro rata share of the first 50% of the Stock Allocation together with the other Supplemental Loan Participants and the second 50% of the Stock Allocation shall be shared pro rata among the Supplemental Loan Participants exclusive of Avenue. $10 million in principal amount of Supplemental Loans participated in by Avenue shall be satisfied in full in cash or, at the sole option of the Borrower, converted into a post-emergence loan secured by a lien on the Pre-Petition Term Loan Collateral that is pari passu with the security interests of the Pre-Petition Term Loan Agent and Pre-Petition Term Loan Lenders in the Pre-Petition Term Loan Collateral on a post-emergence basis and the economic terms thereof shall be no worse than the economic terms provided to the Supplemental Loan and have a maturity of no longer than one year from the effective of the plan of reorganization. For the avoidance of doubt, unless Avenue otherwise agrees in its sole discretion, any amount of Supplemental Loan participated in by Avenue in excess of $10 million must be paid in full, in cash in prior to the repayment of any other Supplemental Loan. All Supplemental Loan Participants shall otherwise share in all interests, expenses, costs and rights provided hereunder or in the Loan Documents on a pro rata basis.

Arranger Fee:	Borrower shall pay to Arranger, for its own account, an arranger fee closing fee in an amount equal to 1.00% of the Maximum Credit (exclusive of the Maximum Supplemental Loan Amount), which fee shall be fully earned and payable on the Closing Date.

Unused Line Fee:

Borrower shall pay to Agent, for the account of Lenders, a fee equal to 1.00% per annum times the daily average undrawn portion of the Revolving Loans (reduced by the amount of Letters of Credit issued and outstanding) to accrue from the Closing Date and shall be payable quarterly in arrears to the Lenders.

With respect to the Supplemental Loan, Borrower shall pay to the Supplemental Loan Lender, for the account of the Supplemental Loan Participant, a fee equal to 1.00% per annum times the daily average undrawn portion of the Supplemental Loan to accrue from the Closing Date and shall be payable quarterly in arrears to the Supplemental Loan Lender.

Collateral Monitoring Fee:	Borrower shall pay to Agent, for its own account, an agency and collateral monitoring fee of $100,000 per annum, payable annually in advance on the Closing Date and each anniversary for so long as any loans under the ABL DIP Facility are outstanding or any Lender shall have any commitment under the ABL DIP Facility.

Letter of Credit Fees:	Borrower shall pay to Agent, for the account of Lenders, an amount equal to the applicable margin payable for Eurodollar Rate Loans (i.e., 4.50%) in a manner and at the times provided for in the Existing Credit Agreement. In addition, a fronting fee to be agreed upon between an Issuing Bank and Borrower, is payable to such Issuing Bank with respect to Letters of Credit issued by it, as well as certain customary fees assessed thereby.

Prepayment and Exit Fees:

With respect to the Supplemental Loan, Borrower shall pay to the Supplemental Loan Lender, for the account of the Supplemental Loan Participants, an exit fee of 2% of any principal amount of the Supplemental Loan payable at the time any such principal is repaid (but only in the case of a permanent repayment of such principal); provided that, if such principal is repaid other than upon emergence from the Chapter 11 Cases in accordance with a plan of reorganization consistent with that contemplated by the Restructuring Support Agreement, such fee shall be 4%.

Additionally upon emergence of the Borrower from the Chapter 11 Case, the Supplemental Loan Lender shall receive, for the account of the Supplemental Loan Participants, shares of the common equity of the Borrower equal to 9.9% of its outstanding common stock.

Rollover Commitment Fee:	To the extent the maturity of the Supplemental Loan is extended or the Supplemental Loan is rolled pursuant to the proviso in the second paragraph under “Maturity” above, Borrower shall pay to Supplemental Loan Lender, for the account of the Supplemental Loan Participants, a rollover fee in an amount equal to 5.00% of the principal amount of the Supplemental Loan as so extended and rolled.

Security, including Intercreditor Issues:	The ABL DIP Facility, each Guarantee and any cash management and/or hedging obligations of Borrower owed to a Lender or the Supplemental Loan Lender or any affiliates, whether arising pre-petition or post-petition, is secured by a priming lien, pursuant to Section 364(d)(1) of the Bankruptcy Code, on the DIP Collateral (as defined below) and the ABL Collateral (as defined below) only and not on the Non-ABL Collateral (as defined below).

“ABL Collateral” shall mean any and all of the following pre-petition and post-petition assets and property of any Loan Party, whether real, personal or mixed: (a) all Accounts (other than Accounts arising under contracts for the sale of Non-ABL Collateral) and related Records; (b) all Chattel Paper; (c) all Deposit Accounts and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein (but not any identifiable Proceeds of Non-ABL Collateral); (d) all Inventory; (e) solely to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a), (b), (c) and (d), all Documents, General Intangibles (other than Intellectual Property), Instruments, Investment Property and Letter of Credit Rights; (f) all books and records related to the foregoing; and (g) all Proceeds, including insurance Proceeds, of any and all of the foregoing and all collateral, security and guarantees given by any Person with respect to any of the foregoing. Notwithstanding clause (g) of the immediately preceding sentence, “ABL Collateral” shall not include any assets referred to in clauses (a) through (j) and (l) of the definition of “Non-ABL Collateral” that are not included in clause (e) above).

“Non-ABL Collateral” shall mean any and all of the following assets and property of any Loan Party, whether real, personal or mixed: (a) all Investment Property; (b) all Documents; (c) all General Intangibles; (d) all Intellectual Property; (e) all Equipment; (f) all real property (including both fee and leasehold interests) and fixtures; (g) all Instruments; (h) all insurance; (i) all Letter of Credit Rights; (j) all Commercial Tort Claims; (k) all other assets and property not constituting ABL Collateral; (l) all books and records related to the foregoing; and (m) all Proceeds, including insurance Proceeds, of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing. Notwithstanding the foregoing, “Non-ABL Collateral” shall not include any assets or property included in clause (e) of the definition of “ABL Collateral” or any assets or property excluded pursuant to the terms of the Term Collateral Documents.

“DIP Collateral” shall mean all present and future claims, rights, interests, assets and properties recovered by or on behalf of Borrower and each Guarantor or any trustee of Borrower or any Guarantor (whether in the Chapter 11 Case or any subsequent case to which the Chapter 11 Case is converted), including without, limitation, all such property recovered as a result of transfers or obligations avoided or actions maintained or taken pursuant to, inter alia, Sections 510, 542, 544, 545, 547, 548, 549, 550, 552 and 553 of the US Bankruptcy Code).

* * * * * * *

The ABL Collateral and the Non-ABL Collateral secure the obligations (the “Term Credit Facility”) under the Credit Agreement, dated as of March 30, 2007, among Borrower, GSCP, as the administrative agent, collateral agent and syndication agent, Wachovia, as the deposit agent, Bank of America, N.A., as an LC issuer, and the lenders party thereto (the “Term Credit Agreement”). The priority of liens under the ABL DIP Facility and under the Term Credit Facility shall continue to be subject to the terms of the Intercreditor Agreement, dated as of September 28, 2007, among Wachovia, as the administrative agent under the Existing Credit Agreement, GSCP, as the administrative agent under the Term Credit Agreement and Borrower (the “Intercreditor Agreement”); except, that, to the extent the lenders under the Term Credit Facility received a junior lien in the DIP Collateral, such lien shall be subordinated to the ABL DIP Facility in the same manner and to the same extent the lien of the lenders under the Term Credit Facility in the ABL Collateral is subordinated to the ABL DIP. The lenders under the Term Credit Facility shall be permitted to be granted adequate protection as provided hereunder

As provided in the Interim Financing Order, the security interests of Agent granted under the ABL DIP Facility will be subordinate to the payment of (a) allowed and unpaid fees pursuant to Section 1930 of Title 28 of the United States Code and to the Clerk of the Bankruptcy Court and any fees payable to the Office of the United States Trustee, and (b) allowed and unpaid claims of professionals in an amount not to exceed $3,000,000, whose retention is approved by the Bankruptcy Court during the Chapter 11 Case pursuant to Sections 327 and 1103 of the Bankruptcy Code for unpaid fees and expenses that are approved by order of the Bankruptcy Court pursuant to Sections 326, 328, 330, or 331 of the Bankruptcy Code after (i) an event of default arising from the conversion of the Chapter 11 Case or similar events in the Chapter 11 Case or (ii) any other event of default and the Lenders having declared the occurrence of an Event of Default (such amounts under clauses (a) and (b) of this paragraph being the “Carve-Out”).

The Carve-Out shall not include, apply to, or be available for any fees or expenses incurred by any party, including Borrower or any Guarantor, any committee or any professional, in connection with (a) the initiation or prosecution of any claims or defenses against Agent, any Lender, or Supplemental Loan Participant or preventing, hindering, or delaying the assertion of enforcement of any lien, claim, right or security interest or realization upon any Collateral by Agent or any Lender, (b) support any plan of reorganization that does not provide for the indefeasible payment in full in cash of the Obligations, or (c) any act or omission which has the effect of materially or adversely modifying or compromising the rights and remedies of Agent, any Lender, or Supplemental Loan Participant as set forth herein and in the other DIP Financing Agreements as defined below, or which results in the occurrence of an Event of Default.

All amounts owing by Borrower and the Subsidiary Guarantors under the ABL DIP Facility at all times will constitute allowed super-priority administrative expense claims in the Chapter 11 Case having priority over all other administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, subject only to the Carve-Out to the extent provided in any Financing Order (as defined below).

Loan Documentation:

Definitive loan documentation (collectively, the “DIP Financing Agreements”), including, without limitation, amendments or amendments and restatements of the Existing Credit Agreement and Existing Collateral Agreement (as Agent may determine), supplemental security agreements, guarantees, intercreditor and subordination agreements, UCC financing statements, opinion letters of counsel to Borrower and the Subsidiary Guarantors, and related documents, each in form and substance reasonably satisfactory to Agent, will be required. All of the Financing Agreements will be prepared or approved by Agent and counsel to Agent.

Notwithstanding the foregoing, all documentation regarding the ABL DIP Facility, including any documentation specifically regarding the Supplemental Loan, shall be in form and substance satisfactory to the Supplemental Loan Participants. For the avoidance of doubt, the Supplemental Loan Participants shall benefit from certain covenants, representations and warranties, and events of default contained in the ABL DIP Facility as if they were Lenders thereunder (e.g. information rights; inspection rights; and others to be determined).

The representations and warranties (other than the absence of material adverse change and solvency), covenants and defaults as set forth in the DIP Financing Agreements will be as provided in the Existing Credit Agreement and Existing Collateral Documents except for those changes as Agent, Lenders and Supplemental Loan Participants shall deem reasonably appropriate and necessary in connection with the ABL DIP Facility, including enhanced collateral reporting (including, among other things, the delivery by Borrower to Agent of a weekly Borrowing Base Certificate in form and substance reasonably satisfactory to Agent, a weekly rolling Budget, monthly financial statements and other collateral information, and a [monthly][quarterly] management discussion and analysis, and the ability of Agent to conduct not less than two (2) but up to three (3) appraisals and not less than three (3) but up to four (4) field examinations in any twelve-month period or at such other times after the occurrence of an Event of Default), financial and performance-based covenants established by Agent and Lenders to be calculated based upon any deviations in the Budget and other provisions directly relating to the Chapter 11 Case, including (a) representations and warranties relating to the Financing Orders; the super-priority administrative expense claim of Agent and Lenders and related bankruptcy matters; (b) affirmative covenants providing that on or before the expiration of the Interim Financing Order, the Bankruptcy Court shall have entered a final financing order authorizing the secured financing under the ABL DIP Facility on the terms and conditions contemplated by this Term Sheet, granting to Agent the security interests and liens and super-priority administrative expense claim status described above, modifying the automatic stay and containing other provisions required by Agent and its counsel consistent with this Term Sheet, (c) negative covenants further limiting existing baskets relating to dispositions of assets. Agent and Lenders will not provide any loans other than those authorized under the Interim Financing Order unless, on or before the forty-fifth (45th) day following the date of the commencement of the Chapter 11 Case, such final financing order shall have been entered, there shall be no appeal or other contest with respect to either of such orders (the “Final Financing Order”, and together with Interim Financing Order, collectively, “Financing Orders” and individually, a “Financing Order”); and (d) defaults relating to the conversion of the Chapter 11 Case to Chapter 7 case(s); the dismissal of the Chapter 11 Case (or any subsequent Chapter 7 case); the failure of Borrower or the Subsidiary Guarantors to comply with any Financing Order; any Financing Order is revoked, remanded, vacated, reversed, stayed, rescinded, modified, or amended on appeal; appointment of a trustee, examiner or disinterested person with expanded powers relating to the operations or the business of Borrower or the Subsidiary Guarantors in the Chapter 11 Case or any administrative expense claim is allowed having priority or ranking in parity with the rights of Agent except for the Carve-Out (to the extent that the security interests of Agent under the DIP Financing Agreements for the ABL DIP Facility may be subordinate to the payment of the Carve-Out under the terms of any Financing Order); any plan of reorganization that does not provide for the payment in full of the ABL DIP Facility and the discharge of all of the obligations thereunder is confirmed without Agent’s consent.

Application of Proceeds:

The Agent shall apply the proceeds of any collection or sale of ABL Collateral, including any ABL Collateral consisting of cash, first to all pre-petition obligations owing to Agent and Lenders and thereafter to all post-petition obligations. The waterfall will be consistent with the provisions of the Existing Credit Agreement.

For the avoidance of doubt, the Supplemental Loan shall be repaid as an Obligation under the ABL DIP Facility, but will receive the proceeds of any collection or sale of ABL Collateral only after all other Obligations under the ABL DIP Facility have been repaid.

Conditions:	The closing of the ABL DIP Facility will be subject to the satisfaction or written waiver, in a manner reasonably acceptable to Agent of the following conditions precedent:

(a)    Borrower and the Subsidiary Guarantors shall have commenced a voluntary case under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court of the Western District of Texas or such other jurisdiction as shall be reasonably acceptable to Agent having exclusive jurisdiction over the Chapter 11 Case (the “Bankruptcy Court”). Borrower and the Subsidiary Guarantors shall have complied in full with the notice and other requirements of the Bankruptcy Code in a manner acceptable to Agent and its counsel, with respect to the Interim Financing Order (as defined below) and Agent shall have received such evidence thereof as it shall require. No trustee, or other disinterested person with expanded powers pursuant to Section 1104(c) of the Bankruptcy Code, shall have been appointed or designated with respect to Borrower or any Guarantor or their respective business, properties or assets. All of the first (1st) day orders entered by the Bankruptcy Court at the time of the commencement of the Chapter 11 Case shall be in form and substance reasonably satisfactory to Agent and the Supplemental Loan Participants.

(b)    The interim financing order as entered by the Bankruptcy Court authorizing the secured financing under the ABL DIP Facility on the terms and conditions contemplated by this Term Sheet (the “Interim Financing Order”) and, inter alia, modifying the automatic stay, authorizing and granting the security interests and liens described above, and granting a super-priority administrative expense claim to Agent and Lenders with respect to all obligations to Agent and Lenders, subject to no priority claim or administrative expenses of the Chapter 11 Case or any other entity (other than the Carve-Out), and any future proceeding which may develop out of any such cases, including liquidation in bankruptcy, shall be in full force and effect and not have been vacated, reversed, modified amended or stayed and not be subject to a pending appeal or motion or motion for leave to appeal or other proceeding to set aside any such order or (the challenge to the relief provided for in it, except as consented to by Agent. The Interim Financing Order shall authorize financing under the ABL DIP Facility for a period not to exceed forty-five (45) days in an amount acceptable to Agent and shall contain such other terms and provisions as Agent and its counsel shall require.

(c) Receipt by Agent of (i) 13-week cash flow forecast detailing cash receipts and cash disbursements on a weekly basis for such period (the

         “Budget”), (ii) projected monthly balance sheets, income statements, statements of cash flows and availability of Borrower and the Subsidiary Guarantors for the period through the end of the 2009 fiscal year, with the results and assumptions set forth in all of such projections in form and substance reasonably satisfactory to Agent, and an opening pro forma balance sheet for Borrower and the Subsidiary Guarantors in form and substance reasonably satisfactory to Agent, (iii) any updates or modifications to the projected financial statements of Borrower and the Subsidiary Guarantors previously received by Agent, in each case in form and substance reasonably satisfactory to Agent, and (iv) copies of reasonably satisfactory interim unaudited financial statements (if applicable) for each month ended since the last audited financial statements for which financial statements are available.

(d)    Agent’s receipt and review of (i) third party appraisals with respect to inventory, in form and containing assumptions and appraisal methods by an appraiser acceptable to Agent on which Agent and Lenders are permitted to rely, and (ii) field examinations of the business and collateral of Borrower and the Subsidiary Guarantors in accordance with Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the businesses of Borrower and the Subsidiary Guarantors. Agent shall be satisfied with the corporate and capital structure and management of Borrower and the Subsidiary Guarantors and with all legal, tax, accounting and other matters relating to Borrower and the Subsidiary Guarantors, it being confirmed that such corporate and capital structure and management is satisfactory as of the date hereof .

(e)    Execution and delivery of the DIP Financing Agreements by Borrower, the Subsidiary Guarantors and Lenders, all in form and substance reasonably satisfactory to Agent and in accordance with the Interim Financing Order.

(f)     Agent, for the benefit of itself, Lenders, Issuing Banks and bank product providers, shall hold perfected, first priority security interests in and liens upon the Collateral and Agent shall have received such evidence thereof as it requires (it being understood that entry into an Interim Financing Order or Final Financing Order satisfactory to Agent shall be sufficient evidence of these purposes), subject only to the Carve-Out and permitted liens to be specified.

(g)    Borrower and the Subsidiary Guarantors shall have established a cash management system in form and substance reasonably satisfactory to Agent, which shall be in form and substance reasonably acceptable to Agent, it being acknowledged that the Borrower’s and the Subsidiary Guarantor’s existing cash management system is in form and substance reasonably satisfactory to Agent.

(h)    No defaults or events of default on the closing date (other than as a result of the filing of the Chapter 11 Case and the failure to make payments due and payable under the Borrower’s indenture) under the DIP Financing Agreements or on any other Material Indebtedness or on any Contractual Obligation shall exist or have occurred and be continuing that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect after giving effect to the filing of the Chapter 11 Case.

(i)     No material adverse change in the business, operations, assets or financial condition of Borrower and the Subsidiary Guarantors (taken as a whole) shall have occurred since the date of Agent’s most recent field examination prior to the date hereof (it being understood that the commencement of the Chapter 11 Case any defaults under agreements that have no effect under the terms of the US Bankruptcy Code as a result of the commencement thereof, reduction in payment terms by suppliers, and reclamation claims shall not be deemed a material adverse change). No material misstatements in or intentional omissions from the materials previously furnished to Agent by Borrower and the Subsidiary Guarantors taken as a whole shall have been made, it being understood that the information contained in each such projection, pro forma or other forward looking statement was prepared in good faith based upon assumptions believed to be reasonable at the time, and that actual results may vary from such information and such variations may be material. Agent and Lenders shall have received the payment of all fees required to be paid under the Fee Letter.

Special Conditions to the Supplemental Loan:

In addition to the conditions set forth above and elsewhere in this Term Sheet, the closing of the Supplemental Loan and the execution of the Supplemental Loan Participation Agreement will be subject to the satisfaction or written waiver, in a manner reasonably acceptable to each of the Supplemental Loan Participants, of the following conditions precedent:

(i) Entry of an Interim Financing Order in form and substance satisfactory to the Supplemental Loan Participants;

(ii) Receipt by the Supplemental Loan Participants of the Budget and all other financial information reasonably requested by the Supplemental Loan Participants;

(iii) Execution and delivery of the DIP Financing Agreements by Borrower, the Subsidiary Guarantors and Lenders, all in form and substance reasonably satisfactory to Supplemental Loan Participants and in accordance with the Interim Financing Order.

Expenses and Indemnity:

Borrower will, from and after closing, and promptly following Agent’s or Supplemental Loan Participant’s written demand, pay (a) all costs and expenses and customary administrative charges incurred by Agent and the Supplemental Loan Participants, including, without limitation, appraisal fees, reasonable attorneys’ fees (excluding allocated costs of internal counsel), , filing and search charges, recording taxes and field examination charges and expenses (including a charge at the then standard rate of Agent per person per day for the examiners of Agent in the field and in the office, plus travel, hotel and all other out-of-pocket expenses) and (b) all costs and expenses, including reasonable attorneys’ fees (excluding allocated costs of internal counsel) and costs of settlement, incurred by Agent, Lenders, Supplemental Loan Participants, and LC Issuer, and their respective advisors.

Borrower and the Subsidiary Guarantors shall indemnify and hold harmless Agent, Lenders, Supplemental Loan Participants, LC Issuers and their respective directors, officers, agents, representatives, employees and advisors from and against all losses, claims, damages, expenses, or liabilities including, but not limited to, legal or other expenses incurred in connection with investigating, preparing to defend, or defending any such loss, claim, damage, expenses or liability, incurred in respect of the ABL DIP Facility or the relationship between Agent or any Lender or any Supplemental Loan Participant and Borrower or the Subsidiary Guarantors, except as to any such indemnitee as a result of the bad faith, gross negligence or willful misconduct of such indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

Requisite Lenders/ Amendments:

Lenders (including the Supplemental Loan Lender) holding more than 50% of total commitments or exposure under the ABL DIP shall constitute Required Lenders. Required Lender and all Lender matters shall be as provided under the Existing Credit Agreement.

The Supplemental Loan Lender shall vote as directed by the Supplemental Loan Participation Agreement.

Waivers:	To include, but not be limited to, a waiver by Agent, Lenders, Supplemental Loan Participants, and Borrower and each Guarantor of its rights to jury trial; waiver by Agent, Supplemental Loan Participants, Borrower and each Guarantor of claims for special, indirect or consequential damages in respect of any breach or alleged breach by any Agent, any Lender or any Supplemental Loan Participant, Borrower or Guarantor of any of the DIP Financing Agreements (other than resulting from gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction).

As provided in the Loan Agreement and the Interim Financing Order or the Final Financing Order, including, without limitation, waiving any right that Borrower or any Guarantor may have to seek authority to (a) challenge, contest or otherwise seek to impair or object to the validity, extent, enforceability or priority of Agent’s pre-petition and post-petition liens and claims, it being understood that nothing herein shall operate as a waiver of any third party’s right to challenge, contest or otherwise seek to impair or object to the validity, extent, enforceability or priority of Agent’s pre-petition and post-petition liens and claims, (b) challenge the application of any payments or collections received by Agent or Lenders to the obligations of Borrower and the Subsidiary Guarantors as provided for herein, (c) propose or support a plan of reorganization that does not provide for the indefeasible payment in full and satisfaction of all obligations on the effective date of such plan, (d) surcharge the Collateral pursuant to Section 506(c) of the Bankruptcy Code, or (e) seek relief under the Bankruptcy Code, including without limitation, under Section 105, to the extent any such relief would in any way restrict or impair the rights and remedies of Agent or any Lender as provided herein, the Financing Agreements or the Financing Orders; except, that, Borrower or any Subsidiary Guarantor may seek authority to do any of the foregoing in connection with any transaction that repays the ABL DIP Facility and Existing ABL Facility in full and provides for the discharge of all of the obligations thereunder.

Assignments:	The Supplemental Loan Participants shall have the right to freely assign, convey or transfer their participations of the ABL DIP Facility to certain permitted assignees. For the avoidance of doubt, the Borrower’s consent shall not be required for any such assignment transfer, or conveyance, but notice of any such assignment, conveyance or transfer shall be given to the Supplemental Loan Lender.[1]

In addition, Section 10.06 of the ABL DIP Facility shall be amended to permit participations of the type contemplated herein.

Governing Law:	New York.

[1]	Skadden requests Borrower notice in event of a Supplemental Loan Participant assigns their portion to a non-affiliate. Is this acceptable?

USA PATRIOT Act:	Each Lender subject to the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001) (the “Act”) hereby notifies Borrower and the Subsidiary Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrower and the Subsidiary Guarantors and other information that will allow such Lender to identify such person in accordance with the Act. Borrower and the Subsidiary Guarantors are hereby advised that this commitment is subject to satisfactory results of such verification.

Post Confirmation Financing:	Agent and Lenders may consider providing Borrower with exit financing in such amounts and on terms acceptable to Agent and Lenders subject to, among other conditions, the confirmation of a plan of reorganization, which shall be in form and substance acceptable to Agent and Lenders, receipt of financial other information as Agent and Lenders shall request, including, without limitation, projected annual balance sheets, income statements, statements of cash flows and availability and such other information as Agent and Lenders shall request, with the results and assumptions in form and substance satisfactory to Agent, and the consummation of such other legal and business due diligence as Agent and Lenders shall deem appropriate. The Agent shall endeavor to provide to the Supplemental Loan Participants a term sheet indicative of such exit financing prior to the filing date of the Chapter 11 Case.

This Summary of Principal Terms and Conditions is not meant to be, nor shall it be construed as an attempt to describe all of, or the specific phrasing for, the provisions of the documentation. Rather, it is intended only to outline principal terms to be included in, or otherwise consistent with, the DIP Financing Agreements.

Exhibit A

Subsidiary Loan Parties

Grantor	Type of Organization	Jurisdiction of Organization	Organization Identification Number
ROV Holding, Inc.	Corporation	Delaware	0946128
ROVCAL Inc.	Corporation	California	C2063405
United Industries Corporation	Corporation	Delaware	0790751
Spectrum Neptune US Holdco Corporation	Corporation	Delaware	3786826
Schultz Company	Corporation	Missouri	00069779
United Pet Group, Inc.	Corporation	Delaware	3066897
DB Online, LLC	Limited Liability Company	Hawaii	29170
Southern California Foam, Inc.	Corporation	California	C1456775
Aquaria, Inc.	Corporation	California	C0553017
Aquarium Systems, Inc.	Corporation	Delaware	2583486
Perfecto Manufacturing, Inc.	Corporation	Delaware	2626833
Tetra Holding (US), Inc.	Corporation	Delaware	3589555
Spectrum Jungle Labs Corporation	Corporation	Texas	801073291